UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2004

Triton PCS Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15325	23-2974475
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Cassatt Road

Berwyn, Pennsylvania

19312

(Address Of Principal Executive Offices, Including Zip Code)

(610) 651-5900

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 1, 2004, a spectrum lease entered into by a subsidiary of Triton PCS Holdings, Inc. (collectively with its subsidiaries “Triton”) and a subsidiary of Cingular Wireless LLC became effective. This spectrum lease provides Triton with access to the spectrum necessary to operate the businesses acquired pursuant to the first closing of the Exchange Agreement described below. Under this spectrum lease, Triton has access to Cingular Wireless spectrum in certain of Triton’s North Carolina markets and in Puerto Rico and the U.S. Virgin Islands. This spectrum lease provides Triton with exclusive access to the spectrum, but control of the spectrum remains with Cingular Wireless. This spectrum lease has an initial term of 180 days and is automatically extended for an additional 180 day period if the second closing, as described below, has not been consummated. If the spectrum lease is still in effect after 270 days, the spectrum lease will be extended and will become automatically renewable for up to 99 years. This spectrum lease terminates automatically upon the consummation of the second closing, upon the effective date of any governmental action revoking, canceling or terminating the spectrum lease, or upon the effective date of any governmental action revoking, canceling or terminating the underlying spectrum license.

Also on December 1, 2004, a second spectrum lease between a subsidiary of Triton and a subsidiary of Cingular Wireless became effective. This spectrum lease provides Triton with access to 10 megahertz of additional spectrum in Puerto Rico. Similar to the first spectrum lease, Triton is provided with exclusive access to the spectrum at issue but control of the spectrum remains with Cingular Wireless. This spectrum lease has a term of one year and is not renewable. This spectrum lease terminates automatically prior to the one year term upon the effective date of any governmental action revoking, canceling or terminating the spectrum lease or upon the effective date of any governmental action revoking, canceling or terminating the underlying spectrum license.

The foregoing is a summary of the material terms of the spectrum leases. As a summary of the material terms of the spectrum leases, it does not purport to be complete and is subject to, and qualified in its entirety by, the terms of the spectrum leases that are attached hereto as Exhibits and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Asset

On December 1, 2004, pursuant to the closing of the first stage of an Exchange Agreement entered into on September 21, 2004 with AT&T Wireless Services, Inc. (“AT&T Wireless”) and Cingular Wireless, Triton transferred personal communications services (“PCS”) network assets held for use in its Virginia markets to AT&T Wireless in exchange for PCS network assets held by AT&T Wireless for use in certain of its North Carolina markets and in Puerto Rico and the U.S. Virgin Islands and the payment by Cingular Wireless to Triton of $175 million. In addition, as described in greater detail above, the parties entered into leases under which each party has the right to access PCS spectrum under certain FCC licenses associated with the transferred network assets, pending the transfer of those FCC licenses at a second closing.

The Exchange Agreement provided for Triton and AT&T Wireless to transfer certain of the assets required to operate PCS services in their respective transferred markets to newly created subsidiaries and then exchange their ownership interest in these subsidiaries. Prior to the first closing of the Exchange Agreement, Triton and AT&T Wireless separately contributed their respective network assets and FCC license assets to two new, wholly-owned subsidiaries – one to hold the transferred network assets (other than certain associated FCC licenses) and the other to hold the relevant FCC licenses. At the first closing, the parties exchanged equity interests in the subsidiaries which hold the network assets. At the second closing, which is expected to occur after obtaining required FCC approvals, the parties will exchange equity interests in the subsidiaries holding the FCC licenses. Pending the second closing, the parties have entered into spectrum lease agreements, which allow each party to use the licensed PCS spectrum associated with the previously exchanged network assets. These spectrum leases are described in Item 1.01 of this filing.

As of September 30, 2004, the carrying value of the assets held for sale in the Virginia markets to be divested by Triton was approximately $450.6 million, and the total revenue related to the divested properties was approximately $275.6 million and $364.5 million for the nine months ended September 30, 2004 and the year ended December 31, 2003, respectively. Net income related to the divested properties was approximately $38.7 million and $51.9 million for the nine months ended September 30, 2004 and the year ended December 31, 2003, respectively. Revenues and expenses attributed to the Virginia business include direct revenues and expenses primarily associated with that business as well as certain shared expenses, including customer care, accounting, human resources and corporate operating expenses. These shared expenses have been allocated based upon the percentage of Triton subscribers located in Virginia in relation to total Triton subscribers. Management believes the basis of the allocations is reasonable. Certain corporate non-operating transactions of Triton, including interest income and expense, other expense and debt extinguishment costs, have not been allocated to the Virginia business. Estimates of carrying value, revenue and expenses related to the Virginia business are provided for informational purposes. These estimates have not been audited and should not be viewed or otherwise construed as the actual performance of these assets on a stand-alone basis or as an indication of how these assets will perform in the future.

A copy of the joint press release announcing these transactions is being filed with this report as Exhibit 99.1.

Item 8.01 Other Events

As a result of an internal organizational restructuring, Triton created Suncom Investment Company L.L.C. (“Investment Company”), a direct, wholly-owned subsidiary of Triton PCS Holdings, Inc. On November 29, 2004, Triton PCS, Inc., a direct wholly-owned subsidiary of Investment Company, declared and paid a dividend of $189.0 million to Investment Company for general and strategic corporate purposes.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements and Exhibits

The financial statements of the acquired North Carolina, Puerto Rico and U.S. Virgin Island markets required by Item 9.01(a) of Form 8-K shall be included in an amendment to this Current Report on Form 8-K to be filed not later than February 16, 2005.

(b)	Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) of Form 8-K, related to the disposition of our Virginia network assets and related FCC licenses as well as our acquisition of certain AT&T Wireless network assets and FCC licenses in North Carolina, Puerto Rico and the U.S. Virgin Islands markets shall be included in an amendment to this Current Report on Form 8-K to be filed not later than February 16, 2005.

(c)	Exhibits:

2.1	Exchange Agreement among Triton PCS Holdings, Inc., the entities defined therein as Triton Contributing Entities, AT&T Wireless Services, Inc., the entities defined therein as AWS Contributing Entities and Cingular Wireless LLC (incorporated by reference to Exhibit 2.1 to the Form 8-K of Triton PCS Holdings, Inc., dated September 21, 2004 and filed September 27, 2004).

10.1	Spectrum Manager Lease, dated November 12, 2004, between AWS License Newco, LLC and AWS Network Newco, LLC

10.2	Spectrum Manager Lease, dated October 27, 2004, between TeleCorp Communications, LLC, and AWS Network Newco, LLC

99.1	Press Release of Triton PCS Holdings, Inc. dated December 2, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRITON PCS HOLDINGS, INC.

Date: December 6, 2004	By:	/s/ David D. Clark
David D. Clark
Executive Vice President, Chief Financial Officer and Secretary